UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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QUALCOMM INCORPORATED
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On February 22, 2018, Qualcomm Incorporated (“Qualcomm”) posted the following material to www.qcomvalue.com.

TRANSCRIPT OF “BOARD OF DIRECTORS” VIDEO

FEBRUARY 22, 2018

Tom Horton:                                                                        Qualcomm is a company that is really like no other in terms of its innovation. It’s an innovation engine for the entire mobile internet industry. It’s been fun to be part of that.

Paul Jacobs:                                                                            Qualcomm as a company is about innovation and innovation requires diversity. The board reflects that diversity and that sense of innovation as well.

Tom Horton:                                                                        It’s a board that has a great mix of skills and backgrounds, all people who have been leaders at the highest level in their business or government. I think that brings a great level of judgment to these questions around value and strategy and M&A.

Mark McLaughlin:                                         Having independent directors as part of the mix in a board is important for any company. And at Qualcomm, there’s 9 out of the 11 directors are independents. It’s a very high number of independent directors, four of them have joined in the last three years’ time as well. It’s a refreshed board, relatively short tenure compared to anything in the industry.

Anthony Vinciquerra:                          The independent director is there to represent the shareholders, to challenge management, to question management and make sure that management is considering all options as they go forward.

Jeffrey Henderson:                                        At the end of the day, management does work for the board and ultimately, the shareholders. That is very clear in the Qualcomm board setting.

Anthony Vinciquerra:                          Our goal is to represent the shareholders and get the maximum value for those shareholders over time.

Jeffrey Henderson:                                        Every major recommendation that’s come forward over the past couple of years, whether it be our budget proposals or the potential acquisition of NXP, it’s been a very robust dialogue with the management team asking the why’s and the what’s and the how’s.

Paul Jacobs:                                                                            It’s really important to make sure the directors are up to speed so they can give their insights and feedback to the board and use their experience to help guide the management team and the company.

Tom Horton:                                                                        Qualcomm is one of the great American success stories. I mean, this is a company that’s only about 30 years old, and yet it is one of America’s greatest engines of innovation. Not only does it innovate for itself, and of course for its shareholders, but it creates a platform that technology companies all around the world use. And that makes it a very unique company.

Additional Information

Qualcomm has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”).  QUALCOMM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION.  Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm’s stockholders in connection with the matters to be considered at the 2018 Annual Meeting.  Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this website that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995.  Additionally, statements regarding operating results for future years, growth in operating results and the factors contributing to future operating results; the resolution of licensing disputes and the impact and timing thereof; expected market, industry, geographic and organic growth and trends; future serviceable addressable market size and growth; anticipated contributions from and growth in new opportunities; benefits from planned cost reductions; technology and product leadership and trends; Qualcomm’s positioning to benefit from any of the above; potential benefits and upside to Qualcomm’s stockholders related to any of the above; and the regulatory process and regulatory uncertainty are forward-looking statements.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.